Exhibit 99.1

Press Release

MoneyOnMobile Announces Increase in Monthly Revenue
Increase attributed to surge in consumer demand and available line of credit

DALLAS and MUMBAI, INDIA – (June 1, 2017) – MoneyOnMobile, Inc. today reported recent monthly operational results, including this highlight: 3.9% compound monthly growth rate in revenue from December 2016 to April 2017.

“We believe our increase in revenue speaks to two factors: strong demand for cash to digital services and our line of credit facility put in place in December 2016. The line of credit allowed us to expand our daily limits to increase the processing volume of domestic remittances, as seen in our strong monthly growth for this revenue category. Early returns from May demonstrate that this trend continues. (See Chart B).” said Harold Montgomery, Chairman and CEO of MoneyOnMobile, Inc.

“We saw an increase in monthly revenue from December to January as consumer demand and market conditions stabilized from the impact of demonetization. However, the business experienced a short-term impact in volume from mobile top-up sales due to mobile operators building market share by, we believe, temporarily providing heavily-discounted airtime minutes, data and video. As a result, the mobile and TV top-up revenue categories are down a collective 28% and will negatively impact our overall Q4 revenue. We have seen mobile top-up and DTH revenue stabilize in May. We are seeing growth from emerging revenue lines, such as the MOM ATM (Chart B - All Other).” said Ranjeet Oak, Managing Director of MoneyOnMobile’s India subsidiary.

Total Monthly Revenue since December 2016 - (Chart A)

(Chart A)	December 2016	January 2017	February 2017	March 2017	April 2017
Monthly Revenue (INR)	16.9 M	18.6 M	15.9 M	18.6 M	19.7 M
Monthly Revenue (USD)	251 K	280 K	238 K	279 K	306 K
Change in Indian Rupee (INR) over Previous Month		10%	(15)%	17%	6%

Category Level Monthly Change in Revenue - (Chart B)
Figures below represent the change in revenue associated with specific category of product lines from the previous month to current month.

(Chart B)	January 2017	February 2017	March 2017	April 2017
Domestic remittance	89%	5%	28%	9%
Mobile/TV Top Up	(9%)	(25%)	3%	(6%)
All Other	154%	18%	47%	14%

December 2016 was chosen as the starting period for the above monthly data because it represents the last month of demonetization and January 2017 the first month post-demonization.

Exhibit 99.1

About MoneyOnMobile, Inc.
MoneyOnMobile, Inc. is a global mobile payments technology and processing company offering mobile payment services through its Indian subsidiary. MoneyOnMobile enables Indian consumers to use mobile phones to pay for goods and services or transfer funds from one cell phone to another. It can be used as simple SMS text functionality or through the MoneyOnMobile application or internet site. MoneyOnMobile has more than 330,000 retail locations throughout India.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on August 19, 2016. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Web site: www.MoneyOnMobile.in
Twitter: https://twitter.com/MoneyOnMobile
Facebook: https://www.facebook.com/MoneyOnMobile
LinkedIn: https://www.linkedin.com/company/moneyonmobile
YouTube: https://www.youtube.com/channel/UCxqO4N1z9acnQmEysjqfBaQ

Media/Investor Contact:
Greg Allbright
Head of Global Communications
Dallas, Texas
+1 (214) 208-0923